Exhibit 99

Media Contact:

Jennifer Moritz

Zer0 to 5ive for OraSure Technologies

917-748-4006

jmoritz@0to5.com

OraSure Technologies Appoints Senior Vice President and General Manager of

Consumer Products Business

Company to Launch National Television Advertising Campaign for OraQuick® In-Home

HIV Test on World AIDS Day, December 1st

BETHLEHEM, Pa. – November 28, 2012 – OraSure Technologies, Inc. (NASDAQ:OSUR), the market leader in oral fluid diagnostics, announced today that it has appointed Kathleen G. Weber as the Company’s Senior Vice President and General Manager, Consumer Products. Her appointment is the culmination of an extensive national search which began this past July following the Company’s receipt of U.S. Food and Drug Administration (FDA) approval of its OraQuick® In-Home HIV Test.

Ms. Weber will be responsible for the growth and success of OraSure’s OraQuick® In- Home HIV Test and for expanding the Company’s consumer products franchise. Ms. Weber will report to Douglas A. Michels, OraSure’s President and Chief Executive Officer.

“We are very excited to have Kathy join OraSure to lead our Consumer Products business,” said Mr. Michels. “Kathy brings extensive consumer healthcare experience to her role at OraSure. Her leadership will be instrumental in supporting the successful U.S. launch of our OraQuick® In-Home HIV Test and expanding our consumer products business in both the U.S. and international markets.”

Ms. Weber has nearly 25 years of direct to consumer health care and marketing experience. She most recently served as Senior Vice President at Pfizer Consumer Healthcare where she directed the Global Rx-to-OTC switch team and managed the $700 million U.S. Analgesics and Respiratory businesses including the Advil® brand. While at Pfizer, Ms. Weber also managed topical healthcare businesses including the Neosporin®, Bengay®, Desitin®, Purell® and Cortizone-10® brands.

Prior to Pfizer, Ms. Weber served as Vice President, Marketing for Johnson & Johnson Consumer Healthcare where she headed up the $1.3 billion oral care and sanitary protection categories for the Listerine®, REACH®, Stayfree® and Carefree® brands. Earlier in her career, she led critical aspects of the largest ever Rx-to-OTC switch at Schering Plough when Claritin® went over the counter.

Ms. Weber received a B.S. degree in business administration from Georgetown University and earned an MBA from New York University’s Stern School of Business.

OraQuick® In-Home HIV Test National Television Advertising Campaign

The Company also announced today that it will launch its OraQuick® In-Home HIV Test television advertising campaign on December 1st, to coincide with World AIDS Day. The campaign will air on major cable networks a sampling of which includes MTV, A&E, BET, E!, Bravo and Logo and also on the nation’s number one rated reality show NBC’s The Voice on December 17th. The TV advertising campaign will complement the digital advertising campaign already in progress and comes at a time when retail distribution efforts have reached optimal levels.

The TV advertising campaign, originally scheduled to commence in January 2013, is not expected to impact OraSure’s previously announced financial guidance for the fourth quarter.

About OraSure Technologies

OraSure Technologies is a leader in the development, manufacture and distribution of oral fluid diagnostic and collection devices and other technologies designed to detect or diagnose critical medical conditions. Its innovative products include rapid tests for the detection of antibodies to HIV and HCV at the point of care and testing solutions for detecting various drugs of abuse. In July 2012, the Company received approval from the U.S. Food and Drug Administration for the Company’s OraQuick® In-Home HIV Test for sale directly to consumers in the over-the-counter (OTC) market – making it the first and only rapid OTC HIV test approved in the U.S. In addition, the Company is a leading provider of oral fluid sample collection, stabilization and preparation products for molecular diagnostic applications. OraSure’s portfolio of products is sold globally to various clinical laboratories, hospitals, clinics, community-based organizations and other public health organizations, research and academic institutions, distributors, government agencies, physicians’ offices, and commercial and industrial entities. The Company’s products enable healthcare providers to deliver critical information to patients, empowering them to make decisions to improve and protect their health.

For more information on OraSure Technologies, please visit www.orasure.com.

Important Information

This press release contains certain forward-looking statements, including with respect to expected revenues and earnings/loss per share. Forward-looking statements are not guarantees of future performance or results. Known and unknown factors that could cause actual performance or results to be materially different from those expressed or implied in these statements include, but are not limited to: ability to market and sell products, whether through an internal, direct sales force or third parties; ability to manufacture products in accordance with applicable specifications, performance standards and quality requirements; ability to obtain, and timing and cost of obtaining, necessary regulatory approvals for new products or new indications or applications for existing products; ability to comply with applicable regulatory requirements; changes in relationships, including disputes or disagreements, with strategic partners or other parties and reliance on strategic partners for the performance of critical activities under collaborative arrangements; failure of distributors or other customers to meet purchase forecasts or minimum purchase requirements for the Company’s products; impact of replacing distributors and success of direct sales efforts; inventory levels at distributors and other customers; ability to integrate and realize the full benefits of the Company’s acquisition of DNA Genotek; ability of DNA Genotek to achieve its financial and strategic objectives; ability to identify, complete, integrate and realize the full benefits of future acquisitions; impact of competitors, competing products and technology changes; impact of the economic downturn, high unemployment and poor credit conditions; reduction or deferral of public funding available to customers; competition from new or better technology or lower cost products; ability to develop, commercialize and market new products, including the OraQuick® In-Home HIV Test; market acceptance of oral fluid testing or other products; changes in market acceptance of products based on product performance, extended shelf life or other factors; ability to fund research and development and other products and operations; ability to obtain and maintain new or existing product distribution channels; reliance on sole supply sources for critical product components; availability of related products produced by third parties or products required for use of our products; history of losses and ability to achieve sustained profitability; ability to utilize net operating loss carry forwards or other deferred tax assets; volatility of our stock price; uncertainty relating to patent protection and potential patent infringement claims; uncertainty and costs of litigation relating to patents and other intellectual property; availability of licenses to patents or other technology; ability to enter into international manufacturing agreements; obstacles to international marketing and manufacturing of products; ability to sell products internationally, including the impact of changes in international funding sources and testing algorithms; adverse movements in foreign currency exchange rates; loss or impairment of sources of capital; ability to retain qualified personnel; exposure to product liability and other types of litigation; changes in international, federal or state laws and regulations; customer consolidations and inventory practices; equipment failures and ability to obtain needed raw materials and components; the impact of terrorist attacks and civil unrest; and general political, business and economic conditions. These and other factors are discussed more fully in the Company’s Securities and Exchange Commission filings, including its registration statements, Annual Report on Form 10-K for the year ended December 31, 2011, Quarterly Reports on Form 10-Q, and other filings with the SEC. Although forward-looking statements help to provide information about future prospects, readers should keep in mind that forward-looking statements may not be reliable. The forward-looking statements are made as of the date of this press release and OraSure Technologies undertakes no duty to update these statements.

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